EXHIBIT 10.74

                         MERCHANDISING LICENSE AGREEMENT

     THIS  AGREEMENT  is  made  by and  between  Zorro  Productions,  Inc.,  125
University Avenue, Berkeley, California 94710, U.S.A. (Licensor) and IVP Technology Corporation, 2275 Lakeshore Blvd. West, Suite 401, Toronto, Ontario, Canada M8V3Y3 (Licensee).

     WHEREAS, the Licensor is the owner of all, right, title and interest in and to various trademarks and designs of "ZORRO" (hereinafter collectively referred to as the "Licensed Marks") and to the copyrights in various literary works, illustrations and designs (hereinafter referred to as the "Licensed Designs"); and

     WHEREAS, the Licensee desires to use the Licensed Marks and Licensed Designs on or in association with the manufacture, offering for sale, sale, advertising, promotion, and distribution of certain products identified in Schedule A attached hereto (the "Licensed Products") worldwide (the "Licensed Territory"); and

     WHEREAS, the Licensor is willing to grant the Licensee the right to use the Licensed Marks and Licensed Designs on the Licensed Products in the Licensed Territory in accordance with the terms and conditions recited herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

     1. GRANT OF LICENSE

     The Licensor hereby grants to the Licensee a non-exclusive, non-transferable, non-assignable license, without the right to grant sub-licenses, to use the Licensed Marks and Licensed Designs solely on and/or in association with the manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of the Licensed Products solely within the Licensed Territory according to all the terms and conditions of this Agreement and of Schedule A, attached hereto. Licensee may not sublicense or permit any unauthorized use of the Licensed Designs and Licensed Marks in any area other than the Licensed Territory and Licensee will not knowingly sell any Licensed Products to persons or entities who intend or are likely to resell them outside the Licensed Territory.

     2. TERM

     This Agreement shall commence and be as of date of its execution ("Effective Date") and shall run from the Effective Date hereof for the Term recited in Schedule A attached hereto (the "Term") unless sooner terminated pursuant to a provision of this Agreement.


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     3. ROYALTY PROVISIONS

         (a) Licensee agrees to pay Licensor the Royalty recited in Schedule A attached hereto based on Licensee's Net Sales (as hereinafter defined) of the Licensed Products (the "Actual Royalty").

         (b) Actual Royalty payments shall be made by the Licensee to the Licensor on all Licensed Products sold, shipped and/or distributed by the Licensee, based upon the Licensee's normal distribution, shipment and sales activities.

         (c) Where the invoiced price for any Licensed Products is less than the usual net sales price for such Licensed Products, as established by Licensee, sold to third parties in the course of the Licensee's normal distribution, shipment and sales activities, the Actual Royalty payment shall be based upon the Licensee's usual net sales price.

         (d) For the Term of this Agreement the Licensee agrees to pay the Licensor a non-refundable, "Minimum Royalty" in the amount recited in Schedule A attached hereto. Of the Minimum Royalty, the Licensee agrees to pay to the Licensor a non-refundable advance against Royalties (the "Advance") in the amount recited in Schedule A, which is due and payable upon execution of this Agreement. Actual Royalty payments based on Net Sales made during the Term of this Agreement shall be credited against the Minimum Royalty due for the Term in which such Net Sales were made.

         (e) "Net Sales" shall mean Licensee's total gross revenues derived from the sales of Licensed Products from all sources. However, on total revenues from Licensee's own website, Licensee shall be permitted to deduct Twenty percent (20%) for overhead to Licensee's benefit and the remaining Eighty percent (80%) of those revenues shall be Net Sales.

         4. STATEMENTS AND PAYMENTS

         (a) Within three (3) days following receipt of payment of royalties from third parties, Licensee shall provide to Licensor a complete and accurate statement of Net Sales of Licensed Products for the relevant distribution period by that third party. Licensee shall provide Licensor with complete and accurate monthly statements of Net Sales of the Licensed Products distributed from its own website. The Licensee shall include the following: Information as to the number, description and gross selling price of the Licensed Products distributed and/or sold by the Licensee, information as to discounts given and returns actually credited and any other further information which the Licensor may from time to time request.

         Such statements shall be furnished to the Licensor whether or not any Licensed Products have been distributed and/or sold and whether or not Actual Royalties have been earned during the preceding calendar month.

         (b) The amount payable to Licensor according to the Licensee's monthly statements (or statements provided at lesser intervals) shall be paid simultaneously with the submission of such statements. In no event shall the amount credited for quantity discounts and returns during the calendar month exceed the Licensee's Royalty obligations for such calendar month or be used as a credit against past or future Royalty obligations of the Licensee. Such amounts shall be paid over to licensor, less any credits for returns, in the next accounting.

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         (c) The Licensee's  statements and all amounts  payable to the Licensor by the Licensee shall be submitted in accordance with notice provisions in Paragraph 22 below. Receipt of statements and payments by the party set forth therein shall constitute a valid discharge of the Licensee's obligations to make such statements and payments. This shall, however, not entail any modification to the provisions of Paragraph 5 - Audit Rights hereunder,

         (d) The receipt and/or acceptance by the Licensor of any of the statements furnished or Royalties paid hereunder to the Licensor (or the cashing of any Royalty checks paid hereunder) shall not preclude the Licensor from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall, within thirty days of discovery, be rectified by the Licensee and the appropriate payment shall be made by Licensee.

         (e) All payments made hereunder shall be in United States currency drawn on a United States bank, unless otherwise specifically agreed by the parties.

         (f) Time is of the essence with respect to all payments to be made hereunder by the Licensee. Interest at a rate of one and one-half percent (1-1/2%) per month shall accrue on any amount due the Licensor hereunder from and after the date upon which the payment is due until the date of receipt of payment by Licensor.

     5.  AUDIT RIGHTS

         (a) The Licensee will keep accurate books of account and records at its principal place of business in respect of all transactions relating to the license granted herein. The Licensor and its duly authorized representatives shall have the right, at all reasonable hours of the day, to audit the Licensee's books of account and records and all other documents and material in the possession or under the control of the Licensee with respect to the subject matter and the terms of this Agreement and to make copies and extracts thereof. In the event that any such audit reveals an underpayment by the Licensees, the Licensee shall immediately remit payment to the Licensor in the amount of such underpayment with interest calculated at the rate of one percent (1 %) per month calculated from the date such payment(s) were actually due until the date when such payment is, in fact, actually received by Licensor. Further, in the event that any such underpayment is greater than five per cent (5%) of the amount of a statement in any calendar quarter, the Licensee shall reimburse the Licensor for the costs and expenses of such audit including, but not limited to, reasonable legal fees incurred in connection therewith.

         (b) Upon demand by the Licensor, but not more frequently than once annually, the Licensee shall, at its own cost, furnish the Licensor with a detailed statement, prepared by an independent certified public accountant of the Licensee's choice and acceptable to the Licensor, setting forth the number of Licensed Products manufactured during the time period extending from the later of the Effective Date of this Agreement or the date of any previous statement up to and including the date of the statement and also setting forth the pricing information of all Licensed Products (including the number and description of the Licensed Products) shipped, distributed and/or sold by the Licensee during the aforementioned time period.

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         (c) All books of account  and  records  of the  Licensee  covering  all transactions relating to this Agreement shall be retained by the Licensee for at least two (2) years after the expiration or termination of this Agreement for possible audit by the Licensor.

     6.  LIABILITY INSURANCE

     Licensee shall maintain a policy of general and products liability insurance with policy limits of no less than one million dollars ($1,000,000) combined single limit, with a deductible amount not to exceed ten thousand dollars ($10,000,000) for each single occurrence of bodily injury and/or of property damage which may arise out of Licensee's execution of this Agreement.

     7.  QUALITY

     The quality of the Licensed Products as well as the quality of all promotional and advertising which includes the Licensed Marks and Licensed Designs (the "Promotional Material") shall be of the highest standard and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Licensed Marks and Licensed Designs and goodwill pertaining thereto, and shall be in full conformance with all applicable laws and regulations. Approval by Licensor shall be prima facia evidence of the sufficiency of quality of that item vis-a-vis parties.

     8.  MARKING REQUIREMENTS

         (a) Licensee shall mark permanently and legibly all such information as is required by law and by this Agreement and as advised by Licensor from time to time on all Licensed Products and Promotional Material. Licensor's initial marking requirements as specified in Schedule A, attached hereto, shall appear at least once on each Licensed Product and on each piece of Promotional Material.

          (b) The Licensee shall use no other markings, legends and/or notices on or in association with Promotional Material other than as specified in Schedule A and such other markings, legends and/or notices as may from time to time be specified by the Licensor, without first obtaining the Licensor's prior express written approval.

                  (c) Should Licensee use its own trade mark or trade name on or in relation to the Licensed Products or Promotional Material, such use shall be such as to avoid the creation or appearance of joint rights or a joint trade mark, by suitable spatial separation one from the other and by distinctive script and type face.

                  (d) Licensee shall be required to use at least one of Licensor's logos on the Licensed Products. Exemplars of possible logos are specified in Schedule A to this Agreement. The specific logo used will be agreed upon between Licensor and Licensee.

     9.  APPROVALS, QUALITY CONTROL

         (a) The Licensee may not manufacture, use, offer for sale, advertise, promote, and/or distribute any Licensed Products or any Promotional Material

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relating to the Licensed Products until it has received written approval of same in the manner provided herein from the Licensor. Such approval may be granted or withheld as the Licensor, in its sole discretion, may determine, except that such approval shall not be unreasonably withheld. Should the Licensor fail to approve in writing any of the submissions furnished it by the Licensee within fourteen (14) days from the date of submission thereof, such failure shall be considered to be a disapproval thereof.

         (b) Before commencing or authorizing third parties to commence the design or development of Licensed Products or of Promotional Material which have not been previously approved in writing by the Licensor, the Licensee shall submit at its own cost to the Licensor, for approval, as description of the concept of the same, including full information on the nature and function of-the proposed item and a general description of how the Licensed Marks, Licensed Designs and other material will be used thereon. The Licensee shall next submit at its own cost to the Licensor, for approval, complete layouts and descriptions of the proposed Licensed Products and/or Promotional Material showing exactly how and where the Licensed Designs, Licensed Marks and any other artwork and wording will be used. Thereafter, the Licensee shall submit at its own cost to the Licensor, for approval, pre-production models or prototype samples of the proposed Licensed Products and/or Promotional Material. The Licensee shall not proceed beyond any of the above stages where approval is required without first securing the prior express written approval of the Licensor. Licensor shall provide its approval or disapproval, as required by this paragraph, within fourteen (14) days of request. Should the Licensor fail to approve in writing any of the submissions furnished it by the Licensee within fourteen (14) days from the date of submission thereof, such failure shall be considered to be a disapproval thereof.

         (c) To assure that the provisions of this Agreement are being observed, the Licensee will allow the Licensor or its designers to enter the Licensee's premises and/or the premises where the Licensed Products are being manufactured during regular business hours and upon reasonable notice, for the purpose of inspecting the Licensed Products and the Promotional Material relating to the Licensed Products and the facilities in which the Licensed Products and/or Promotional Material are being manufactured and in which the Licensed Products are packaged.

         (d) In the event that the quality standards and/or trademark, patent, industrial design and/or copyright usage and marking requirements hereinabove referred to are not met or, in the event that said quality standards and/or trademark, patent, industrial design and/or copyright usage and marking requirements are not maintained throughout the period of manufacture, offering for sale, advertising, promotion and/or distribution of any Licensed Products hereunder, then, upon receipt of written notice from the Licensor, the Licensee shall immediately discontinue any and all manufacture, offering for sale, sale, advertising, promotion and distribution of the Licensed Products in connection with which the said quality standards and/or trademark, patent, industrial design and/or copyright usage and marking requirements have not been met.

         (e) Licensor shall have the right to approve in writing all the financial terms of all third party distribution agreements at the time of negotiations with such third parties.

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     10. ARTWORK

         (a) The form and content of all artwork as used by the Licensee shall be subject to the prior express written approval of the Licensor prior to its use by the Licensee. If the Licensee desires to use artwork previously approved by the Licensor on a different Licensed Product or on different Promotional Material, the Licensee shall first submit samples of such proposed use to the Licensor for approval thereof. Such approval may be granted or withheld as the Licensor, in its sole discretion, may determine except that such approval shall not be unreasonably withheld. Should the Licensor fail to approve in writing any of the submissions furnished it by the Licensee within fourteen (14) days from the date of submission thereof, such failure shall be considered to be a disapproval thereof.

         (b) All artwork and designs of the Licensed Designs and Licensed Marks, or any reproductions thereof, shall, notwithstanding their creation or use by the Licensee, be and remain the property of the Licensor who shall be entitled to use and license to use such artwork and designs, subject to the provisions of this Agreement.

         (c) If Licensee wishes to use artwork prepared by Licensor, Licensee will pay Licensor's customary charges therefor.

     11. OWNERSHIP OF RIGHTS

         (a) Subject to the provisions of this Agreement between Licensor and Licensee, Licensor is the sole and exclusive owner of all right, title and interest in and to the Licensed Designs and Licensed Marks.

         (b) Nothing contained in this Agreement shall be construed as an assignment to the Licensee of any right, title and/or interest in and to the Licensed Designs or Licensed Marks, it being understood that all right, title and interest relating thereto are expressly reserved by the Licensor except for the rights being Licensed hereunder.

         (c) No license as to any products other than the Licensed Products and only in the Licensed Territory is being granted hereunder and Licensor reserves for use as it may determine all rights of any kind other than the rights herein licensed to the Licensee. Licensee recognizes that Licensor may already have entered into, and may, in the future, enter into License agreements with respect to the Licensed Designs and Licensed Marks for products which fall into the same general product category as one or more or the Licensed Products and which may be similar to as one or more of the Licensed Products in terms of use, function, or otherwise, and Licensee hereby expressly concedes that the existence of said Licenses does not and shall not constitute a breach of this Agreement by Licensor.

         (d) The Licensee shall not use the Licensor's name, or the Licensed Designs and Licensed Marks other than as permitted hereunder and, in particular, shall not incorporate the Licensor's name, or the Licensed Designs or Licensed Marks in the Licensee's corporate or business name in any manner whatsoever. The Licensee agrees that in using the Licensed Designs and Licensed Marks, it will in no way represent that it has any rights, title and/or interest in or to the Licensed Marks and Licensed Designs other than those expressly granted under the terms of this Agreement. The Licensee further agrees that it will not use or authorize the use, either during or after the Term of this Agreement, of any configuration, trade mark, trade name or other designation confusingly similar to the Licensor's name or the Licensed Marks and license designs.

         (e) During the Term of this Agreement and thereafter, the Licensee shall not contest or otherwise challenge or attack the Licensor's rights in the Licensed Designs and Licensed Marks or the validity of the License being granted herein.

     12. GOOD WILL AND PROMOTIONAL VALUE

         (a) The Licensee recognizes the value of the good will associated with the Licensed Marks and Licensed Designs and acknowledges that as between the Licensor and the Licensee, the Licensed Designs and Licensed Designs and all rights therein and the good will pertaining thereto, belong exclusively to the Licensor. The Licensee further recognizes and acknowledges that the Licensed Designs and Licensed Marks have acquired secondary meaning in the mind of the public.

         (b) The Licensee agrees that its use of the Licensed Marks and Licensed Designs shall inure to the benefit of the Licensor and that the Licensee shall not, at any time, acquire any rights in the Licensed Designs or Licensed Marks by virtue of any use it may make of the same.

         (c) The Licensee acknowledges that the Licensor is entering into this Agreement not only in consideration of the Royalties paid hereunder but also for the promotional value to be secured by the Licensor for the Licensed Marks and Licensed Designs as a result of the manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of the Licensed Products by the Licensee. Accordingly, the Licensee acknowledges that its failure to manufacture, offer for sale, advertise, promote, ship and distribute the Licensed Products in accordance with the provisions of this Agreement or to fulfill the Licensee's obligations under the provisions hereof will result in immediate and irreparable damages to the Licensor in connection with promotion of the Licensed Designs and Licensed Marks and that the Licensor will have no adequate remedy at law for the failure by the Licensee to abide by such provisions of this Agreement. The Licensee further agrees that in the event of any breach by the Licensee, the Licensor, in addition to all other remedies available to it hereunder, shall be entitled to injunctive relief against any such breach as well as such other relief as any court with jurisdiction may deem just and proper.

     13. INTELLECTUAL PROPERTY PROTECTION

         (a) The License granted hereunder is conditioned upon the Licensee's full and complete compliance with the provisions of the trademark, patent, industrial design and copyright laws of the United States. Licensee shall advise Licensor at least thirty (30) days in advance of the first distribution of each Licensed Product. The Licensee shall also keep records of and advise Licensor in writing of the date when each Licensed Product is first sold in the Licensed Territory.

         (b) The Licensor has the right, but not the obligation, to obtain appropriate trademark, patent, industrial design and/or copyright protection for the marks and designs, the Licensed Products and/or the Promotional Material.

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         (c) The Licensee  agrees to cooperate  with the Licensor in  protecting and defending the Licensed Designs and Licensed Marks. In the event that any claim or problem arises with respect to the protection of the Licensed Marks and Licensed Designs in the Licensed Territory, the Licensee shall promptly advise the Licensor in writing of the nature and extent of same. The Licensor has no obligation to take any action whatsoever in the event that any claim or problem arises with respect to the protection of the Licensed Marks and Licensed Designs. The Licensor shall have the option, however, of proceeding with counsel of its own choice. Alternatively, the Licensor may, at the Licensor's own expense, have the Licensee proceed on its behalf with respect to any such claim or problem, provided, however, that the Licensor's prior express written permission shall be obtained by the Licensee prior to incurring any costs chargeable to the Licensor in connection therewith.

         (d) The Licensee agrees that it shall not at any time apply for any copyright, trademark, industrial design or patent protection which would affect the Licensor's or Licensor's grantor's rights in the Licensed Marks or Licensed Designs or file any document with any government authority or take any other action which could affect the Licensor's ownership of the Licensed Marks or Licensed Designs or aid or abet anyone else in doing so.

     14. INFRINGEMENTS

         (a) The Licensee agrees to assist the Licensor in the enforcement of any rights of the Licensor in the Licensed Marks and Licensed Designs. The Licensor, if it so desires, may commence or prosecute any claim or suits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee agrees to notify the Licensor in writing of any infringements or imitations by third parties of the Licensed Marks or Licensed Designs, the Licensed Products and/or the Promotional Material which may come to the Licensee's attention. The Licensor shall have sole right to determine whether or not any action shall be taken on account of any such infringement or imitation.

         (b) With respect to all claims and suits for infringement, including suits in which the Licensee is joined as a party, the Licensor shall have the sole right to employ counsel of its choosing and to direct the handling of the litigation and any settlement thereof.

         (c) With respect to any and all claims and suits involving products liability and other "non-infringement" matters, Licensee's insurance carrier shall retain all usual rights to choose counsel, settle claims, etc. Licensee agrees to keep Licensor fully informed of any claims and further agrees to name Licensor as an additionally insured individual on such policies of insurance.

     15. INDEMNIFICATION

     The Licensee hereby agrees to defend, indemnify and hold harmless during the Term and for five (5) years after termination or expiration of this Agreement, the Licensor, its officers, directors, agents, Licensees, employees, partners and/or any of its related entities against any and all claims, demands, causes of action and judgments arising out of Licensee's design, manufacture, distribution, shipment, advertising, promotion, offering for sale and/or sale of the Licensed Products and/or the Promotional Material. With respect to the foregoing indemnity, the Licensee agrees to defend and hold the Licensor harmless at no cost or expense to the Licensor whatsoever including, but not limited to, legal fees and court costs. The Licensor shall have the right to defend any such action or proceeding with counsel of its own selection.

     16. EXPLOITATION BY THE LICENSEE

         (a) The Licensee shall commence distribution and sale of all of the Licensed Products in commercially reasonable quantities in the Licensed Territory on or before the Initial Distribution date recited in Schedule A attached hereto.

         (b) During the Term of this Agreement, the Licensee will continue to diligently and continuously distribute and sell all of the Licensed Products within the Licensed Territory and it will use its best efforts to make and maintain adequate arrangements for the distribution, shipment and sale necessary to meet the demand for all such Licensed Products in the Licensed Territory. In the event Licensee shall determine it in its best interest to stop manufacturing and distributing a product, the rights to which are licensed to Licensee herein, into any country in the territory, Licensee may elect to terminate its license in and to that product only and the rights to the same shall revert to Licensor. Nothing herein shall be deemed to in any manner cancel or terminate Licensee's rights to manufacture and sell any remaining products which are the subject matter herein.

         (c) The Licensee agrees that the Licensed Products will be sold and distributed outright, at a competitive price that does not exceed the price generally and customarily charged the trade by the Licensee. Licensee shall not grant exclusivity to any purchaser of Licensed Products without the prior written consent of Licensor. In the event that the Licensed Products are distributed by a third party, as part of a bundle including other of Licensee's products, Licensee shall assure that the Licensed Products shall be treated as a most favored nation and be accorded the best terms offered by the third party within that bundle.

     17. PREMIUMS, PROMOTIONS AND SECONDS

         (a) The Licensee agrees not to offer for sale, advertise, promote, distribute and/or use for any purpose whatsoever and/or permit any third party to offer for sale, advertise, promote, distribute and/or use for any purpose whatsoever any Licensed Products and/or Promotional Material relating to the Licensed Products which fail to meet the specifications and/or quality standards and/or trademark, patent, industrial design and/or copyright usage and marking requirements of this Agreement.

         (b) Licensor may purchase from Licensee, at Licensee's cost, such number of units of any Licensed Products as Licensor may from time to time specify. Licensor represents and warrants that Licensor shall not, under any circumstances, resell to any person, firm or corporation.

     18. ASSIGNABILITY AND SUB-LICENSING

         (a) The License granted hereunder is personal to the Licensee and shall not be assigned by any act of the Licensee or by operation of taw. The Licensee shall have the right to grant sublicenses with the Licensor's prior express written approval.

         (b) Notwithstanding any of the foregoing, the Licensee may subcontract out any of the work and/or manufacturing of the licensed products, on written notice to Licensor, provided Licensee remains liable for quality control for all products.

     19. TERMINATION

     The following termination rights are in addition to the termination rights provided elsewhere in this Agreement:

         (a) Immediate Right of Termination. The Licensor has the right to immediately terminate this Agreement by giving written notice to the Licensee if the Licensee does any of the following:

              (i) Manufactures, offers for sale, sells, advertises, promotes, distributes and/or uses in any way any Licensed Product and/or Promotional Material without having the prior written approval of the Licensor as provided for by the provisions of this Agreement or continues to manufacture, offer for sale, advertise, promote, distribute and/or use in any way any Licensed Product and/or Promotional Material after receipt of notice from the Licensor disapproving of same;

              (ii) Becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the Licensed Products and/or Promotional Material because of safety, health or other hazards or risks to the public;

              (iii) It or its controlling shareholders or any of its officers, directors or employees take any actions in connection with the manufacture, offering for sale, sale, advertising, promotion and/or distribution of the Licensed products and/or the Promotional Material which damages or reflects adversely upon the Licensor or the Licensed Designs and Licensed Marks;

              (iv) Breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Licensed Designs and Licensed Marks;

              (v) Two or more times during a twelve-month period fails to make timely payment of Royalties when due or fails to make timely submission of Royalty statements when due;

              (vi) Breaches any of the provisions of this Agreement prohibiting the Licensee from assigning, transferring, sublicensing or otherwise encumbering this Agreement or any of its rights or obligations thereunder; and

              (vii) Fails to obtain or maintain public or product liability insurance as required by this Agreement.

         (b) Right to Terminate a Portion of This Agreement. The Licensor has the right to terminate the portion(s) of this Agreement relating to any Licensed Product(s) and any countries of the Licensed Territory in connection with which the Licensee, for any reason, fails to commence sale and distribution of any such Licensed Product(s) in any such portion in accordance with the terms of this Agreement upon thirty (30) days written notice, if Licensee fails to cure said breach during the thirty (30) day period.

         (c) Right to Terminate on Notice. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the following events, provided that during the thirty (30) day period, the defaulting party fails to cure the breach:

              (i) The Licensor has the right to terminate the portion(s) of this
Agreement relating to any Licensed Products and any portion of the Licensed Territory if the Licensee, for any reason after the commencement of sale and distribution of such Licensed Products in such Licensed Territory, fails to continue to sell and distribute such Licensed Products in commercially acceptable quantities in the Licensed Territory;

              (ii) The Licensor has the right to terminate this Agreement if the Licensee violates any of its obligations under this Agreement including its payment obligations;

              (iii) The Licensor has the right to terminate this Agreement if the Licensee fails to pay its Minimum Royalty obligations;

              (iv) The Licensor has the right to terminate this Agreement if the Licensee files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the Licensee discontinues its business or if a receiver is appointed for the Licensee or for the Licensee's business and such receiver is not discharged within thirty (30) days;

              (v) Either party shall have the right to terminate this Agreement in the event that the other party commits a material breach of any other provision of this Agreement and said material breach is not cured within the thirty (30) day notice period.

     20. POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS

         (a) If this Agreement is terminated under subparagraphs 19(a) and/or 19(b), the Licensee and its receivers, representatives, trustees, agents, administrators, successors and/or permitted assignees of the Licensee shall have no right to manufacture, offer for sale, advertise, promote and/or distribute Licensed Products or to use in any way any Promotional Material relating to the Licensed Products.

         (b) Upon termination or expiration of this Agreement, notwithstanding anything to the contrary herein, all Royalties on sales and/or distributors theretofore made shall become immediately due and payable and no Advance or Minimum Royalty paid to Licensor shall be refunded.

         (c) After termination or expiration of this Agreement under any provision other than subparagraphs 19(a) and/or 19(b), the Licensee may dispose of all Licensed Products which are on hand or in the process of manufacture at the time notice of termination is received or upon the expiration of the then in effect Term for a period of ninety (90) days after notice of termination or such expiration, as the case may be, provided that the Advances and Royalties with respect to that period are paid and the appropriate statements are furnished for that period. During such ninety (90) day period, the Licensor may itself use or license the use of the Licensed Designs and Licensed Marks in any manner at any time anywhere in the world as the Licensor sees fit.

         (d) After the expiration or termination of this Agreement, all rights granted to the Licensee shall forthwith revert to the Licensor who shall be free to license others to use the Licensed Designs and Licensed Marks in connection with the manufacture, offering for sale, sale, advertising, promotion and/or distribution of the Licensed Products and the Licensee shall refrain from further use of the Licensed Designs and Licensed Marks or any further reference to the Licensed Designs and Licensed Marks, either directly or indirectly, in connection with the manufacture, offering for sale, sale, advertising, promotion and/or distribution of the Licensee's products. The Licensee shall further turn over to the Licensor all materials which reproduce the Licensed Products and/or Promotional Material relating to the Licensed Products or shall give the Licensor satisfactory evidence of their destruction. The Licensee shall be responsible to the Licensor for any damages caused by the unauthorized use by the Licensee or by others of such reproduction materials which are not turned over to the Licensor.

         (e) The Licensee acknowledges that its failure to cease the manufacture, offering for sale, sale, advertising, promotion of the Licensed Products and/or use in any way of the Promotional Material relating to the Licensed Products at the termination or expiration of this Agreement will result in immediate and irreparable damage to the Licensor and to the rights of any subsequent licensee of the Licensor. The Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities and the Licensee agrees that in the event of such failure, the Licensor shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

     21. REPRESENTATIONS AND WARRANTIES

         (a) Licensor represents and warrants that it is the sole owner of all right, title and interest in and to various trademarks, various designs of "ZORRO" and similar marks, and various "ZORRO" related copyrights, in the various illustrations and designs which are the subject matter herein.

         (b) Licensee represents and warrants that it has full right and authority to enter into this Agreement and to perform in accordance with the terms and conditions contained herein.

         22.      NOTICES

         All notices or other communications required or desired to be sent to either party shall be in writing and the party to be served shall be addressed as follows:

Licensor:

      John Gertz, President
      Zorro Productions, Inc.
      125 University Avenue
      Berkeley, California 94710
      USA

      Fax: (510) 548-0264
      e-mail: Jgertz@zorro.com
              ----------------

Licensee:

      Brian MacDonald, CEO
      IVP Technology Corporation
      2275 Lakeshore Blvd. West, Suite 401
      Toronto, Ontario Canada M8V 3Y3

      Fax: 1(416) 252-4578
      e-mail: bmacdonald@ivptechnology.com
              ----------------------------

Any such notice, served by either party, may be served personally or by depositing the same addressed as herein provided, postage prepaid, return receipt requested, or by telex, telegram or telecopier, charges prepaid to the above-recited addresses. Three (3) business days from the date of mailing shall be deemed to be the date of service. One (1) business day from the date of overnight air courier shall be deemed to be the date of service for courier handled notices. Either party may change such address by notice in writing to the other party.

     23. RELATIONSHIP OF THE PARTIES

     This Agreement does not create a partnership or joint venture between the parties and the Licensee shall have no power to obligate or bind the Licensor in any manner whatsoever.

     24. ARBITRATION

         (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (b) The parties shall choose a single arbitrator from the panel of arbitrators provided by the American Arbitration Association.

         (c) The place of arbitration shall be Berkeley, California.

         (d) The prevailing party shall be entitled to an award of reasonable attorney's fees. Each party shall bear its own costs and expenses and an equal share of the arbitrator's and administrative fees of arbitration.

         (e) Except as may be required by law, neither a party nor the arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties.

     25. APPLICABLE LAW AND DISPUTE

         This Agreement shall be governed by the laws of the State of California, United States of America and the parties hereby submit to the jurisdiction of the State of California, including any Federal courts located therein, should any Federal jurisdiction requirements exist, in any action brought to enforce this Agreement.

     26. HEADINGS

     The headings used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purposes of reference. Such headings shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such headings otherwise be given any legal affect.

     27. WAIVER

         (a) No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach of default of like or similar nature.

         (b) Resort by the Licensor to any remedies referred to in this Agreement or arising by reason of a breach of this Agreement by the Licensee shall not be construed as a waiver by the Licensor of its right to resort to any and all other legal and equitable remedies available to the Licensor.

     28. SURVIVAL OF THE RIGHTS

     Notwithstanding anything to the contrary contained herein, such obligations which remain executory after expiration of the Term of this Agreement shall remain in full force and affect until discharged by performance and such rights as pertain thereto shall remain in force until their expiration.

     29. SEVERABILITY

     In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

     30. COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement. Counterparts, however, must be executed within thirty (30) days of the first signature to be affixed to this document or the Agreement shall be null and void.

     31. ENTIRE AGREEMENT

     This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and this Agreement supersedes all previous representations, understandings or Agreements, oral or written, between the parties with respect to the subject matter hereof and cannot be modified except by a written instrument signed by the parties hereto.

     By their execution below, the parties hereto have agreed to all of the terms and conditions of this Agreement.

LICENSOR:

ZORRO PRODUCTIONS, INC.

/s/John Gertz
-----------------------------------
John Gertz, President                                    Date: /s/ July 21, 2003

LICENSEE:

IVP TECHNOLOGY CORPORATION

/s/Brian MacDonald
-----------------------------------
Brian MacDonald, Chairman and CEO                        Date: /s/ July 14, 2003

                                   SCHEDULE A

Licensee:           IVP Technology Corporation
Licensee Address:   2275 Lakeshore Blvd. West, Suite 401
                    Toronto, Ontario, Canada M8V 3Y3

Licensee Contact:     Brian MacDonald, CEO
Licensee Telephone:   1 (416) 255-7578
Licensee Fax:         1 (416) 252-4578
Licensee e-mail:      bmacdonald@ivptechnology.com

     1. License Designs:

     The various designs of "ZORRO" as shall be determined, from time to time, and as further attached hereto as the same are created and/or supplied.

     2. License Product:

     The following Licensed Products form part of this Agreement:

         One downloadable cell phone game distributed by Tira Wireless, IVP and other wireless distributors and various websites under terms to be approved by Licensor.

     3. Term:

     The term of this Agreement shall commence on the date executed by both parties and shall extend until March 31, 2004. In the event that Licensor receives at least Seventy-five Thousand Dollars (US$75,000), this Agreement will automatically renew to permit a second game to be developed and distributed during a second term, which shall expire on October 30, 2004. In the event that Licensor receives at least Seventy-five Thousand Dollars (US$75,000) from the second game, the Agreement will automatically renew to permit a third game to be developed and distributed during a third term which shall expire on March 31, 2005. In the event that Licensor does not receive at least Seventy-five Thousand Dollars (US$75,000) from the first generation cell phone game, Licensee shall have a six month right of first negotiation on cell phone downloadable game license.

     4. Currency: The currency used shall be U.S. Dollars.

     5. Royalty Rate:

     Licensee shall pay no royalties on the first Fifty Thousand dollars (US$50,000) of Net Sales. Subsequently, Licensee and Licensor shall share equally a royalty of Fifty percent (50%) on Net Sales.

     6. Minimum Royalty:

     There shall be no minimum royalty.

     7. Advance:

     There shall be no advance.

     8. Initial Distribution:

     The Licensee shall commence distribution of the first generation of all Licensed Products on or before October 15, 2003. In the event that additional games are developed, the release dates for the second and third games shall be not later than March 31, 2004 and September 30, 2004, respectively.

     9. Marking Requirements:

     The Licensor's initial marking requirements are:

     (C)200(_) Zorro Productions, Inc., All Rights Reserved ZORRO(R)

     In addition, Licensee shall be required to use at least one of the following logos on the Licensed Products. The specific logo used will be agreed upon between Licensor and Licensee.

                                       17